Fifth Third Bancorp 1Q20 Earnings Presentation April 21, 2020 Refer to earnings release dated April 21, 2020 for further information. Exhibit 99.2

Cautionary statement This presentation contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our filings with the U.S. Securities and Exchange Commission [“SEC”]. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) effects of the global COVID-19 pandemic; (2) deteriorating credit quality; (3) loan concentration by location or industry of borrowers or collateral; (4) problems encountered by other financial institutions; (5) inadequate sources of funding or liquidity; (6) unfavorable actions of rating agencies; (7) inability to maintain or grow deposits; (8) limitations on the ability to receive dividends from subsidiaries; (9) cyber-security risks; (10) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (11) failures by third-party service providers; (12) inability to manage strategic initiatives and/or organizational changes; (13) inability to implement technology system enhancements; (14) failure of internal controls and other risk management systems; (15) losses related to fraud, theft or violence; (16) inability to attract and retain skilled personnel; (17) adverse impacts of government regulation; (18) governmental or regulatory changes or other actions; (19) failures to meet applicable capital requirements; (20) regulatory objections to Fifth Third’s capital plan; (21) regulation of Fifth Third’s derivatives activities; (22) deposit insurance premiums; (23) assessments for the orderly liquidation fund; (24) replacement of LIBOR; (25) weakness in the national or local economies; (26) global political and economic uncertainty or negative actions; (27) changes in interest rates; (28) changes and trends in capital markets; (29) fluctuation of Fifth Third’s stock price; (30) volatility in mortgage banking revenue; (31) litigation, investigations, and enforcement proceedings by governmental authorities; (32) breaches of contractual covenants, representations and warranties; (33) competition and changes in the financial services industry; (34) changing retail distribution strategies, customer preferences and behavior; (35) risks relating to Fifth Third’s ability to realize the anticipated benefits of the merger with MB Financial, Inc.; (36) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (37) potential dilution from future acquisitions; (38) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (39) results of investments or acquired entities; (40) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (41) inaccuracies or other failures from the use of models; (42) effects of critical accounting policies and judgments or the use of inaccurate estimates; (43) weather-related events, other natural disasters, or health emergencies; and (44) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity. You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. In this presentation, we may sometimes provide non-GAAP financial information. Please note that although non-GAAP financial measures provide useful insight to analysts, investors and regulators, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures. We provide a discussion of non-GAAP measures and reconciliations to the most directly comparable GAAP measures in later slides in this presentation, as well as on pages 27 through 29 of our 1Q20 earnings release. Management does not provide a reconciliation for forward-looking non-GAAP financial measures where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the occurrence and the financial impact of various items that have not yet occurred, are out of the Bancorp's control or cannot be reasonably predicted. For the same reasons, the Bancorp's management is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Making a difference during the pandemic

Consumers

- **99%** of **1,123 banking centers remain open** for business, in addition to ~53,000 fee-free ATMs
- Executed >**96 thousand** fee waivers and loan hardship deferrals, representing **$1.5 billion** in Fifth Third balances and an additional **$6 billion** in the mortgage servicing portfolio:
  - ➢ **~49 thousand** for up to 90-day deferrals for credit card, vehicle, and personal loan/line of credits
  - ➢ **~34 thousand** for up to 180-day payment forbearance
  - ➢ **~13 thousand** deposit fee waivers
  - ➢ No reporting payment deferrals to credit bureaus
  - ➢ Temporary suspension of vehicle repossessions and home foreclosures

Businesses

- **~10 thousand** loans under the Paycheck Protection Program **providing $3.4 billion** for businesses with **over 300,000 employees**
- Leveraging strength of our balance sheet for commercial customers to **draw down on ~$8 billion** of existing lines of credit
- Temporarily increasing SBA Express program maximum to $1 million (from $350,000)
- Payment Deferral Program
- Fee Waiver Program
- Small Business Association Disaster Assistance

Employees

- Up to **$1,000 special payment** to banking center, operations and call center employees providing essential banking services
- Established social distancing across our facilities
- Installed **protective shields** at all Bank Mart locations
- **Enhanced cleaning procedures** at our branches and offices
- ~11,000 employees working remotely (95% remote ex. front-line retail customer service)

Communities

- **$8.75 million philanthropic commitment** to help address the effects of the COVID-19 pandemic, including:
  - ➢ $3.25 million for COVID-19 response needs in our regions
  - ➢ $5.5 million in Strengthening our Communities Fund grants to support long-term sustainability of our economy
- Leading regional task force to address COVID-19 issues in the community

Our bankers have personally connected with 2 million customers since the start of the COVID-19 pandemic

3
© Fifth Third Bancorp | All Rights Reserved

1Q20 highlights

- Supporting customers, communities, and employees during the pandemic
- Maintained robust capital and liquidity levels
- Net interest income, NIM, noninterest income, and expense performance in-line with or better than prior guidance
- NCO ratio consistent with previous expectations
- Growth in the allowance for credit losses reflects adoption of CECL[2] and the impact of COVID-19

	Reported[1]	Adjusted[1]
EPS	$0.04	$0.68
ROA	0.11%	1.19%
ROE	0.6%	9.9%
ROTCE	1.0%	14.7% *excl. AOCI*
NIM	3.28%	3.24% *excl. PAA*
Efficiency ratio	63.0%	59.4% *excl. PAA & CDI*
PPNR	$704MM	$781MM *up 22% YoY*

[1]Reported ROTCE, NIM, pre-provision net revenue, and efficiency ratio are non-GAAP measures: all adjusted figures are non-GAAP measures; see reconciliation on pages 26 and 27 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release; [2]Refers to current expected credit losses (CECL) methodology implemented as part of Bancorp's adoption of ASU 2016-13.

4
© Fifth Third Bancorp | All Rights Reserved

Commercial Average balance sheet Securities1 and short-term investments Loan & lease balances Core deposit balances Securities1 Short-term investments Commercial Consumer Total IB core deposit rate Note: Totals shown above may not foot due to rounding 1Available-for-sale debt and other securities at amortized cost; previous disclosures included available-for-sale equity securities which are disclosed separately in the financial results; See forward looking statements on page 2 Consumer Total loan yield Taxable securities yield Total average balance; $ billions Loan & lease balances exclude HFS

Net interest income[1]



Total net interest income; $ millions
$1,086
$1,085
$1,232
$1,214
$1,233
$1,217
3.28%
3.22%
3.24%
1Q19
4Q19
1Q20
NII
Adjusted NII (excl. PAA)
Adjusted NIM (excl. PAA)

1Q20 vs. 1Q19

- Adjusted NII[1] up $132 million, or 12%; Adjusted NIM[1] down 4 bps
- Primary NII drivers:
  - Increase in interest-earning assets including the impact from MB Financial
  - Favorable impact of previously executed cash flow hedges
  - Partially offset by the declining rate environment

1Q20 vs. 4Q19

- Adjusted NII[1] up $3 million; Adjusted NIM[1] up 2 bps
- Primary NII drivers:
  - Loan growth
  - Favorable impact of previously executed cash flow hedges
  - Benefit of elevated short-term LIBOR rates on yields relative to funding costs
  - Partially offset by seasonably strong securities portfolio income in the prior quarter as well as the impact of a lower day count

[1]Results are on a fully-taxable equivalent basis; non-GAAP measure: see reconciliation on pages 26 and 27 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release; See forward-looking statements on page 2

6
© Fifth Third Bancorp | All Rights Reserved

Adjusted noninterest income (excl. securities (gains)/losses)1 Noninterest income Adjusted noninterest income1 up $8 million, or 1% Primary drivers: Mortgage banking revenue (up 64%) Wealth and asset management revenue (up 4%) Leasing business revenue (up 3%) Partially offset by lower card and processing revenue (down 9%) 1Non-GAAP measure: see reconciliation on pages 26 and 27 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release; See forward-looking statements on page 2 Total noninterest income; $ millions Noninterest income Adjusted noninterest income1 up $165 million, or 29%, including the impact of MB Financial Primary drivers: Mortgage banking revenue (up 114%) Leasing business revenue (up 128%; primarily from MB) Wealth and asset management revenue (up 20%) Commercial banking revenue (up 20%) 1Q20 vs. 1Q19 1Q20 vs. 4Q19

Adjusted noninterest expense (excl. intangible amortization) 1 Noninterest expense Adjusted noninterest expense1 up $27 million, or 2% Primary drivers: Seasonally higher compensation and benefits (up 12%), including $3 million of special payments provided to employees providing essential banking services through the COVID-19 pandemic Partially offset by lower marketing expense (down 30%) and lower technology and communications expense (down 9%) Total noninterest expense; $ millions Adjusted noninterest expense1 up $126 million, or 12%, reflecting the impact of MB Financial Primary drivers: Compensation and benefits (up 12%) Technology investments (up 25%) Leasing business expense (offset in leasing business revenue) Noninterest expense 1Excluding intangible amortization is a non-GAAP measure: see reconciliation on pages 26 and 27 of this presentation and use of non-GAAP measures on pages 27-29 of the earnings release; See forward-looking statements on page 2 1Q20 vs. 1Q19 1Q20 vs. 4Q19

COVID-19 high impact industries

$8.7 billion C&I and Leasing portfolios (7.3% of total)

Leisure & Recreation	Primarily casinos ($2.0BN), restaurants ($1.9BN), sports ($0.5BN), fitness ($0.4BN) and hotels ($0.3BN)	**$5.3BN | 4.5% of total** *19% in leveraged portfolio* *75% shared national credits* *71% utilization*
Retail (non-essential)	Primarily clothing, electronics, furniture and general & specialty merchandise stores	**$1.9BN | 1.6% of total** *4% in leveraged portfolio* *89% shared national credits* *64% utilization*
Healthcare Facilities	Primarily elective and private practices, and nursing homes	**$1.0BN | 0.8% of total** *19% in leveraged portfolio* *37% shared national credits* *60% utilization*
Travel	Primarily passenger water and air	**$0.5BN | 0.4% of total** *2% in leveraged portfolio* *89% shared national credits* *80% utilization*

$5.3 billion CRE portfolio (4.4% of total)

Leisure & Recreation	Underlying real estate loans primarily with restaurants and casinos	**$2.1BN | 1.7% of total**
Healthcare Facilities	Underlying real estate loans primarily with elective and private practices, and nursing homes	**$1.6BN | 1.4% of total**
Retail (non-essential)	Primarily malls and lifestyle centers	**$1.6BN | 1.3% of total**

$14.0 billion outstanding balances in COVID-19 high impact industries (11.7% of total)

Ongoing portfolio surveillance

- **Centralized team** managing commercial client modifications
- Cross functional teams assessing credit in real time
- Created a **credit advisory forum** based on industry/risk type, led by **industry and product experts** to assess long term viability of borrower (including risk mitigation, client relief, or risk rating designation)
- Credit principles: **disciplined client selection**, favoring **large borrowers** who have **diverse revenue streams**, multiple **sources of repayment**, and a **track record** of resilience through the cycle

Geographically diversified portfolios, favoring large borrowers with a track record of resilience; 75% of C&I portfolio is in shared national credits

Totals represent percentage of Fifth Third's total loans & leases of $119.7 billion; leveraged: loans corresponding to commitments >$5M with leverage >3x senior debt, 4x total debt (with limited industry variations)

9

© Fifth Third Bancorp | All Rights Reserved

Oil & gas portfolio remains well positioned Oil & Gas Balance Mix Meaningful improvements from last cycle which had already exhibited strong performance Fifth Third RBL client cash flow leverage 2015 1Q20 Portfolio is less levered and more hedged than before the last downturn $24MM total energy portfolio losses from 2015-2016 downturn RBL clients are well-hedged against lower commodity prices; By year-end, clients hedged more than 50%: 2020: ~80%; 2021: ~30% Deliberately underweight in OFS which we believe will exhibit higher losses in a down cycle 44% 18% 79% 7% 4.7x 2.2x Fifth Third RBL balance % Fifth Third OFS balance % RBL Oil & Gas Production $2.8BN I 2.3% of total loans 65% utilization Oil / Gas Mix 56% / 44% Reserve-Based Structure 95% Midstream Refining Oilfield Services (OFS) $0.4BN I 0.3% of total loans 28% utilization Midstream Oil / Gas Mix 63% / 37% Asset-Based Structure 10% $0.2BN I 0.2% of total loans 79% utilization Asset-Based Structure 63% Totals represent percentage of Fifth Third’s total loans & leases of $119.7 billion; Hedge information based on proved developed producing (PDP) reserves

Consumer portfolios are well positioned

	% of Total Loans	Portfolio WA FICO	Portfolio WA LTV at Orig.
Residential mortgage	14%	758	74%
Indirect secured *Predominantly auto*	10%	752	93%
Home equity	5%	761	70%
Other consumer *Predominantly GreenSky*	2%	759	NA
Credit card	2%	736	NA

Consumer portfolio FICO score distribution[1]



56%
18%
22%
4%
>=750
720-749
660-719
<=659

755 *WA FICO for total consumer portfolio*

Strong credit quality throughout the consumer portfolio, focused on prime and super prime borrowers

- ~90% of total consumer portfolio is secured
- ~85% of real estate portfolio is in 1st lien position
- ~10% of mortgage hardship forbearance requests have LTVs >80%[2]

Totals represent percentage of Fifth Third's total loans & leases of $119.7 billion; [1]FICO distributions at origination exclude certain acquired mortgages and home equity loans as well as $100 million from credit card loans on book primarily ~15+ years, and $500 million from consumer loans associated with private wealth clients. [2]hardship requests excluding those with government guarantees or mortgage insurance, and which consider the most recently-updated loan appraisal.

11
© Fifth Third Bancorp | All Rights Reserved

Credit quality overview 1Excludes HFS loans Nonperforming assets1 (NPAs) Net charge-offs (NCOs) ACL as % of portfolio loans and leases NPA ratio of 0.60% down 2 bps from prior quarter NCO ratio consistent with previous expectations ACL represents: 363% of NPLs, and 331% of NPAs 76% of 2018 supervisory DFAST Adverse losses 44% of 2018 supervisory DFAST Severe losses 50% of 2019 company run DFAST Severe losses 54% of 2020 company run DFAST Severe losses Provision 525% of NCOs Incurred Loss Method CECL

Current expected credit losses (CECL) implementation Allowance for loan & lease losses Commercial and industrial loans Commercial mortgage loans Commercial construction loans Commercial leases Total commercial Residential mortgage Home equity loans Indirect secured consumer loans Credit card loans Other consumer loans Total consumer Allowance for lease losses 50 19 790 81 41 59 187 44 412 1,202 144 $1,346 Reserve for unfunded commitments Allowance for credit losses 97 624 0.98% 0.56% 1.13% 0.48% 0.67% 0.51% 7.39% 1.62% 1.04% 1.10% 1.23% 1.23% 0.88% Amount % of portfolio loans & leases 53 46 1,313 259 219 129 306 122 1,035 2,348 169 $2,517 237 977 0.97% 1.47% 1.68% 1.55% 3.67% 1.07% 12.66% 4.19% 2.58% 1.99% 2.13% 1.68% 2.12% Allocation of allowance by product $s in millions 4Q19 (Incurred) 1Q20 (CECL) Allowance for credit losses increased $1.171BN, reflecting the CECL adoption ($653MM Day 1 reserve build), worsening economic outlook due to COVID-19, the impact of lower oil prices, and loan growth Amount % of portfolio loans & leases

Strong capital and liquidity position

Common Equity Tier 1 ratio (Basel III)[1]

- CET1 ratio remained strong; largest drivers of sequential change:
  - +30 bps from earnings ex. provision
  - (38) bps from RWA, primarily C&I line draws
  - (18) bps from provision build
- $0.27 common dividend had ~(13) bps impact
- Share repurchases suspended (no 1Q20 repurchases)
- Expect to maintain dividends unless economic outlook significantly deteriorates from here
- $2.5 billion in AOCI not included in regulatory capital



9.75%
30 bps
(13 bps)
(18 bps)
(38 bps)
9.36%
4Q19
Net Income (ex provision)
Common Dividends
Provision Build Under CECL
RWA
1Q20

Liquidity Position

$s in billions; as of 3/31/2020

Liquidity Sources	
Fed Reserves	~$6
Unpledged Investment Securities	~$29
Available FHLB Borrowing Capacity	~$11
Current Fed Discount Window Availability	~$35
Total	**~$81**

- Heavily core funded with ~89% loan-to-core deposit ratio, remaining at the best level in ~15+ years
- Over $80 billion of available liquidity sources
- $4.1B in Holding Company cash, currently sufficient to satisfy all fixed obligations in a stressed environment for ~26 months (debt maturities, common and preferred dividends, interest, and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions

[1]*Current period regulatory capital ratio is estimated*

14
© Fifth Third Bancorp | All Rights Reserved

Current expectations Second quarter 2020 compared to first quarter 2020 1Non-GAAP measure: see forward-looking statements on page 2 of this presentation regarding forward-looking non-GAAP measures and use of non-GAAP measures on pages 27-29 of the earnings release. (average balances, incl. HFS) As of April 21, 2020; please see cautionary statement on page 2 Due to the current economic uncertainty, we are withdrawing the Company’s financial outlook for the full-year 2020 that was issued on January 22, 2020 NII (FTE)1 Loans & leases Up high-single to low-double digits Relatively stable Noninterest income1 Down high-single to low-double digits Noninterest expense1 Down high-single to low-double digits (excluding PAA) (1Q20 baseline: $1.217BN) (1Q20 baseline: $708MM) (excl. merger-related and CDI expenses; 1Q20 baseline: $1.144BN) Net charge-off ratio 45 to 50 bps range Effective tax rate ~22% range

Remain well-positioned to navigate the uncertain economic environment Resilient Balance Sheet Proactive Management Diversified Revenue Mix 1 2 3

Appendix

Balance sheet positioning

Commercial loans[1,2,3]

$19.3B fixed | $58.8B variable [1,2,3]

- 1ML based: 60%[6]
- 3ML based: 7%[6]
- Prime based: 7%[6]
- Other based: 2%[6,9]
- Weighted avg. life: 1.4 years



75%
14%
7%
4%

C&I	23% Fix | 77% Variable
Coml. mortgage	22% Fix | 78% Variable
Coml. construction	0% Fix | 100% Variable
Coml. lease	100% Fix | 0% Variable

Consumer loans[1]

$31.1B fixed | $10.5B variable [1]

- 1ML based: 1%[7]
- 12ML based: 2%[7]
- Prime based: 18%[7]
- Weighted avg. life: 2.8 years



44%
29%
15%
6%
7%

Resi mtg.& construction	87% Fix | 13% Variable
Auto/Indirect	100% Fix | 0% Variable
Home equity	10% Fix | 90% Variable
Credit card	23% Fix | 77% Variable
Other	68% Fix | 32% Variable

Investment portfolio

- 60% allocation to bullet/ locked-out cash flow securities
- Yield: 3.13%
- Effective duration of 4.7[5]
- Net unrealized pre-tax gain: $2.2B
- 99% AFS



29%
53%
18%

Level 1	100% Fix | 0% Variable
Level 2A	100% Fix | 0% Variable
Non-HQLA/ Other	71% Fix | 29% Variable

Long-term debt[4]

$12.3B fix | $3.9B variable [4]

- 1ML based: 8%[8]
- 3ML based: 16%[8]
- Weighted avg. life: 4.12 years



70%
20%
8%
2%

Senior debt	73% Fix | 27% Variable
Sub debt	78% Fix | 22% Variable
Auto securiz. proceeds	97% Fix | 3% Variable
Other	82% Fix | 18% Variable

- **Information above incorporates $8B in C&I receive fixed swaps and ~$3B in LTD received fixed swaps**
- **In addition, $3B fixed rate floors of 2.25% are not incorporated above**

Data as of 03/31/20; [1]Includes HFS Loans & Leases; [2]Fifth Third had $8.0B of variable loans classified as fixed given the 1ML receive-fix swaps outstanding against C&I loans; [3]Excludes forward starting swaps; [4]Fifth Third had $1.46B 3ML receive-fix swaps and $1.25B 1ML receive-fix swaps outstanding against long-term debt, which are being included in floating, long-term debt with swaps outstanding reflected at fair value; [5]Effective duration of the taxable available for sale portfolio; [6]As a percent of total commercial; [7]As a percent of total consumer; [8]As a percent of total long-term debt; [9]Includes 12ML, 6ML, and Fed Funds based loans

18
© Fifth Third Bancorp | All Rights Reserved

Interest rate risk management Estimated NII sensitivity profile and ALCO policy limits Estimated NII sensitivity with deposit beta changes Estimated NII sensitivity with demand deposit balance changes 1 Effective duration of the taxable available for sale portfolio; 2Re-pricing percentage or “beta” is the estimated change in yield over 12 months as a result of a shock or ramp 100 bps parallel shift in the yield curve, Note: data as of 03/31/20; actual results may vary from these simulated results due to differences between forecasted and actual balance sheet composition, timing, magnitude, and frequency of interest rate changes, as well as other changes in market conditions and management strategies. NII is asset sensitive over the next 12-24 months to rising rates. As of March 31, 2020, 58% of loans were variable rate net of existing swaps (75% of total commercial; 25% of total consumer) Investment portfolio effective duration of 4.71 Short-term borrowings represent approximately 24% of total wholesale funding, or 4% of total funding Approximately $13 billion in non-core funding matures beyond one year Interest rate sensitivity tables leverage the following deposit assumptions: Beta on all interest-bearing deposit and sweep balances: 71% up and 42% down2 No modeled re-pricing lag on deposits Utilizes forecasted balance sheet with $750MM DDA runoff and growth (per 100 bps rate movement) assumed in up rate and down rate scenarios, respectively Weighted interest-bearing deposit floor of 8 bps

NPL rollforward1 1Loan balances exclude nonaccrual loans HFS Commercial Consumer Total NPL $ millions $ millions $ millions

Balance and credit loss trends1 Commercial & industrial Residential mortgage Commercial mortgage Home equity Indirect secured consumer loans Average portfolio balance NCOs as a % of average portfolio loans 1All balances are in billions Commercial construction

Expected impacts of MB purchase accounting1 2Q20 ($ in millions) Reflects purchase accounting impacts exclusively related to the MB Financial acquisition Projected purchase accounting accretion from the non-PCI loan portfolio represents scheduled amortization, and does not include impact of any accelerated payoffs $38 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 1See forward-looking statements on page 2 of this presentation.

Strong liquidity profile

Unsecured debt maturities

$ millions – excl. Retail Brokered & Institutional CDs



$2,150
$3,150
$1,500
$650
$2,250
$4,737
2020
2021
2022
2023
2024
2025 on
Fifth Third Bancorp
Fifth Third Bank
Fifth Third Financial Corp

Heavily core funded

As of 3/31/2020



Demand 21%
Interest checking 24%
Savings/ MMDA 23%
Consumer time 3%
Foreign Office <1%
Non-core deposits 2%
Short term borrowings 3%
Other liabilities 3%
Equity 12%
Long-term debt 9%

Holding company:

- Holding Company cash as of March 31, 2020: $4.1B
- Cash currently sufficient to satisfy all fixed obligations in a stressed environment for ~26 months (debt maturities, common and preferred dividends, interest, and other expenses) without accessing capital markets, relying on dividends from subsidiaries or any other actions
- The Holding Company did not issue any long-term debt in 1Q20

Bank entity:

- The Bank issued $650MM of three-year and $600MM of seven-year senior notes in 1Q20
- Available and contingent borrowing capacity (1Q20):
  - FHLB ~$10.6B available, ~$14.2B total
  - Federal Reserve ~$35.6B

2020 funding plans

- In 2020, Fifth Third expects to issue sufficient long-term debt to maintain its current ratings under the Moody's LGF methodology

23
© Fifth Third Bancorp | All Rights Reserved

Mortgage banking results $ millions Mortgage banking net revenue $ billions Mortgage originations and gain-on-sale margin1 1Gain-on-sale margin represents gains on all loans originated for sale Mortgage banking revenue increased $64 million from year-ago quarter and $47 million from prior quarter $4B in originations, up 145% compared to the year-ago quarter and up 6% from prior quarter; 28% purchase volume 1Q20 mortgage banking drivers: Origination fees and gain on sale revenue up $32MM sequentially Gain on sale margin up 67 bps sequentially $3MM securities gain compared to $1MM securities loss in the prior quarter (not included in mortgage banking) Originations HFS Originations HFI Margin Origination fees and gains on loan sale Gross servicing fees Net MSR valuation

1Q20 adjustments and notable items Adjusted EPS of $0.681 1Q20 reported EPS of $0.04 included a negative $0.55 impact from: $518 million pre-tax (~$399 million after-tax2) provision in excess of net charge-offs Also included a negative $0.09 impact from the following notable items: $36 million pre-tax (~$28 million after-tax2) negative credit valuation adjustment (CVA) within other noninterest expense $22 million pre-tax (~$17 million after-tax2) charge related to the valuation of the Visa total return swap $15 million pre-tax (~$12 million after-tax2) net impairment on private equity investments $7 million pre-tax (~$5 million after-tax2) merger charges 1Average diluted common shares outstanding (thousands); 720,363; 2Assumes a 23% tax rate; : all adjusted figures are non-GAAP measures; see reconciliation on pages 26 and 27 of this presentation and the use of non-GAAP measures on pages 27-29 of the earnings release;

Regulation G non-GAAP reconciliation

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions
(unaudited)

	For the Three Months Ended				
	March 2020	December 2019	September 2019	June 2019	March 2019
Net income (U.S. GAAP) (a)	$46	$734	$549	$453	$775
Net income (U.S. GAAP) (annualized) (b)	$185	$2,912	$2,178	$1,817	$3,143
Net income available to common shareholders (U.S. GAAP) (c)	$29	$701	$530	$427	$760
Add: Intangible amortization, net of tax	10	11	11	11	2
Tangible net income available to common shareholders (d)	$39	$712	$541	$438	$762
Tangible net income available to common shareholders (annualized) (e)	$157	$2,825	$2,146	$1,757	$3,090
Net income available to common shareholders (annualized) (f)	$117	$2,781	$2,103	$1,713	$3,082
Average Bancorp shareholders' equity (U.S. GAAP) (g)	$21,713	$21,304	$21,087	$20,135	$17,025
Less: **Average preferred stock (h)**	(1,770)	(1,770)	(1,445)	(1,331)	(1,331)
Average goodwill	(4,251)	(4,260)	(4,286)	(4,301)	(2,682)
Average intangible assets and other servicing rights	(193)	(194)	(208)	(215)	(58)
Average tangible common equity (i)	$15,499	$15,080	$15,148	$14,288	$12,954
Less: average accumulated other comprehensive income ("AOCI")	(1,825)	(1,416)	(1,444)	(619)	-
Average tangible common equity, excluding AOCI (j)	$13,674	$13,664	$13,704	$13,669	$12,954
Adjustments (pre-tax items)					
CECL reserve build	518	-	-	-	-
Valuation of Visa total return swap	22	44	11	22	31
GreenSky securities losses (gains)	-	-	-	-	(9)
Provision impact from conversion to a national charter	-	9	-	-	-
Private equity write-down	15	-	-	-	-
Merger-related expense	7	9	28	109	76
Contribution for Fifth Third Foundation	-	20	-	-	-
Gain recognized from Worldpay TRA transaction	-	(345)	-	-	-
Unfavorable credit calculation adjustment (CVA)	36	-	-	-	-
Merger-related branch network impairment charge	-	-	-	-	13
Gain on sale of Vantiv/Worldpay shares	-	-	-	-	(562)
Adjustments - after-tax[1] (k)	461	($202)	$30	101	($341)
Adjustments - tax-related					
Acquisition impact on state deferred taxes	-	-	-	-	9
Adjustments - tax-related (l)	-	-	-	-	9
Adjusted net income [(a) + (k) + (l)]	$507	$532	$579	$554	$443
Adjusted net income (annualized) (m)	$2,039	$2,111	$2,297	$2,222	$1,797
Adjusted net income available to common shareholders [(c) + (k) + (l)]	$490	$499	$560	$528	$428
Adjusted net income available to common shareholders (annualized) (n)	$1,971	$1,980	$2,222	$2,118	$1,736
Adjusted tangible net income available to common shareholders [(d) + (k) + (l)]	$500	$510	$571	$539	$430
Adjusted tangible net income available to common shareholders (annualized) (o)	$2,011	$2,023	$2,265	$2,162	$1,744
Average assets (p)	$171,871	$169,327	$169,585	$167,578	$148,968
Metrics:					
Return on assets (b) / (p)	0.11%	1.72%	1.28%	1.08%	2.11%
Adjusted return on assets (m) / (p)	1.19%	1.25%	1.35%	1.33%	1.21%
Return on average common equity (f) / [(g) + (h)]	0.6%	14.2%	10.7%	9.1%	19.6%
Adjusted return on average common equity (n) / [(g) + (h)]	9.9%	10.1%	11.3%	11.3%	11.1%
Return on average tangible common equity (e) / (i)	1.0%	18.7%	14.2%	12.3%	23.9%
Adjusted return on average tangible common equity (o) / (i)	13.0%	13.4%	15.0%	15.1%	13.5%
Adjusted return on average tangible common equity, excluding AOCI (o) / (j)	14.7%	14.8%	16.5%	15.8%	13.5%

See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures; [1]Pre-tax items: for all periods assume a 23% tax rate, except for 1Q19 non-deductible merger-related items

26
© Fifth Third Bancorp | All Rights Reserved

Regulation G non-GAAP reconciliation See pages 27-29 of the earnings release for a discussion on the use of non-GAAP financial measures